EXHIBIT 99.1

Agenus to Join Russell 3000 Index, Global Index, and MicroCap Index

LEXINGTON, MA – June 18, 2012 — Agenus, Inc. (NASDAQ: AGEN), a biotechnology company working to develop treatments for cancers and infectious diseases, today announced that it is set to join the broad-market Russell 3000® Index, Russell Global Index, and Russell Microcap® Index when Russell Investments reconstitutes its comprehensive set of U.S. and global equity indexes on June 25, according to a preliminary list of additions on www.russell.com.

Annual reconstitution of Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes. Membership in the Russell Indexes remains in place for one year.

“We are pleased to be included in the 2012 reconstitution of the Russell Indexes,” said Garo H. Armen, Ph.D., chairman and CEO of Agenus. “We expect our new presence in three of the indexes will expose Agenus to a wider range of institutions and investors, allowing us to broaden our shareholder base.”

Membership in the Russell 3000 means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. The Russell 3000 also serves as the U.S. component to the Russell Global Index, which Russell launched in 2007.

Membership in the Russell Global Index means automatic inclusion in the appropriate large-cap, small-cap, all-cap indexes as well as the applicable style, sector and country indexes. The Russell Global Index, which captures approximately 98% of investable securities globally, is reconstituted annually and all sub-indexes are recalibrated simultaneously to accurately measure current market realities for each market segment.

Membership in the Russell Microcap Index means automatic inclusion in the appropriate growth and value style indexes.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. In the institutional marketplace, an industry-leading $3.9 trillion in assets currently are benchmarked to them. Russell calculates more than 80,000 benchmarks daily covering approximately 98 percent of the investable market globally, 83 countries and more than 10,000 securities.

Total returns data for the Russell 3000 Index, Russell Global Index, Russell Microcap Index and other Russell Indexes is available at http://www.russell.com/indexes/data/US_Equity/Russell_US_Index_returns.asp.

About Russell

Russell Investments (Russell) is a global asset manager and one of only a few firms that offers actively managed, multi-asset portfolios and services that include advice, investments and implementation. Working with institutional investors, financial advisors and individuals, Russell’s core capabilities extend across capital markets insights, manager research, Indexes, portfolio implementation and portfolio construction. Russell has approximately $155 billion in assets under management (as of 3/31/2012) and works with 2,400 institutional clients, more than 580 independent distribution partners and advisors, and individual investors globally. Founded in 1936, Russell is a subsidiary of The Northwestern Mutual Life Insurance Company.

About Agenus

Agenus Inc. is a biotechnology company working to develop treatments for cancers and infectious diseases. The company is focused on immunotherapeutic products based on strong platform technologies with multiple product candidates advancing through the clinic, including several product candidates that have advanced into late-stage clinical trials through corporate partners. Between Agenus and its partners, 18 programs are in clinical development. For more information, please visit www.agenusbio.com.

Forward-Looking Statement

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, decisions by regulatory authorities, physicians, patients, and our existing and potential licensees and collaborators; the possibility that clinical trial results will not be favorable; the inability to secure favorable partnering arrangements; the ability to raise capital and finance future activities and maintain our listing on the NASDAQ Capital Market; Agenus’ dependence on its collaborative partners to successfully develop and commercialize products; and the factors described under the Risk Factors section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended March 31, 2012. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus’ business and securities, investors should give careful consideration to these risks and uncertainties.

Contact:

Media and Investors:

Jonae R. Barnes

Vice President

Investor Relations &

Corporate Communications

617-818-2985

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